UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1 to
FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
March 26, 2010

Reshoot & Edit
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52439	20-5449905
(Commission File Number)	(IRS Employer Identification No.)

424 Queen Anne Ave. N., Suite #400, Seattle, WA  98109
(Address of Principal Executive Offices)      (Zip Code)

(206) 612-6370
(Registrant's Telephone Number, Including Area Code)

10685 Oak Crest Avenue, Las Vegas, Nevada  89144
(Former name or former address, if changed, since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment Form 8-K to amend our Form 8-K originally filed with the U. S. Securities and Exchange Commission on March 29, 2010.  We are filing this amendment for the purpose of providing corrected information concerning our fiscal year-end.

Unless otherwise expressly stated, this Amendment No. 1 does not reflect events occurring after the filing of the original Form 8-K, or modify or update in any way disclosures contained in the original Form 8-K filed on March 29, 2010 for events dated March 26, 2010.

Item 1.01  Entry Into a Material Definitive Agreement

On March 26, 2010, Reshoot & Edit (the “Company”) executed a Related Party Purchase Agreement to acquire all of the equity ownership interest of W K Inc., a Washington Company, owned and operated by William Von Schneidau.  The Agreement is structured as a purchase of W K Inc. by Reshoot & Edit, which will become the public holding company for its wholly owned operating subsidiary.  This purchase is treated as a related party transaction for the following reasons: (1) J’Amy Owens, the current President, Director and majority shareholder of Reshoot & Edit, was also a founder of W K Inc., and has contributed to its development and business operations since its inception; (2) William Von Schneidau will remain as an employee of W K Inc., after the acquisition and will continue to serve as one of the consolidated company’s principals in charge of the “Bill the Butcher” business; and (3) William Von Schneidau will acquire a controlling interest in the public company through the purchase of stock in a private transaction from J’Amy Owens.  Mr. Von Schneidau will not join the public company’s board of directors, but he will be an instrumental part of the consolidated operations under the Company’s new business plan and will have voting power over a “control block” of shares, which will, in conjunction with the voting power retained by Ms. Owens, constitute a majority interest in the Company.

Description of W K Inc.

In the following discussion describing our business and risk factors, we are referring to the business and risk factors of W K Inc. and its d.b.a. “Bill The Butcher” and not our prior business plan which was conducted under the business name “Reshoot & Edit”.  Because we have changed our business plan with the acquisition of W K Inc., future references to our business and operations will now focus on the new business conducted under our d.b.a. “Bill The Butcher”.  Where appropriate or required under the securities laws regarding disclosures for the public company or our prior operations, we will refer to the disclosures under the title of “Reshoot & Edit” or the “Public Company”.  We will use the business titles of W K Inc., and Bill the Butcher interchangeably throughout this document with the understanding that Reshoot & Edit is the public company which has acquired W K Inc., as a wholly owned operating subsidiary, which does business through our retail butcher shops as “Bill The Butcher”.

Description of Business

W K Inc. (d.b.a. "Bill The Butcher") was incorporated under the laws of the state of Washington on May 27, 2009.  Bill the Butcher sells U.S. sourced and ethically raised meat, free range poultry and wild seafood in the State of Washington.  The Company's product line also includes specialties such as custom marinades, dry rubs and carved-to-order dry aged beef.  The Company also features open pastured organic and natural grass fed beef that has not been raised with steroids, antibiotics or hormones, and has not been fed genetically modified corn.

Bill The Butcher currently has a single retail store in Woodinville, Washington, operating under the "Bill The Butcher" trade name.  The Company is in the process of opening two additional retail locations in the Seattle metropolitan area. Future plans are to sell organic meats and related products in additional retail establishments (“Bill The Butcher” butcher shops) and via the Internet under the "Bill The Butcher" name and business plan.

Management is in the process of developing a marketing plan to focus on the following reasons for consumers to purchase their organic beef and ethically raised meat products:  1) taste and quality; 2) environmental responsibility or “green” conscious consumerism; 3) local purchasing and sourcing of products, including meats; 4) social responsibility; and 5) a belief that organic and ethically raised products are better for their health.

The Organic Food Industry

Management believes that the market for organic foods is growing fast, and will enter into mainstream retailing in the near future.  According to the Organic Trade Association, organic food sales have grown at about a 20% annual rate since 1990.   The Organic Trade Association (“OTA”) is a membership-based business association that focuses on the organic business community in North America located in Greenfield, MA.  A March 9, 2006 article published by “Reuters Food Summit” (an internet service of the Reuters Foundation), indicates that a key sign that organic foods are gaining mainstream acceptance is that Wal-Mart Stores, Inc., is now in the process of doubling its offering of organic foods in its stores.

According to OTA, the global market for organic food and drink reached $23 billion in 2002.  Increasing demand in North America helped fuel the 10.1 percent increase, as North America overtook Europe as the largest market for organic food and drink.  The OTA predicts continued growth for the global organic food industry, although at slower rates.

Industry Statistics and Projected Growth

Domestic sales of organic food and beverages have grown from $1 billion in 1990 to an estimated $20 billion in 2007, and are projected to reach nearly $23 billion in 2008. Organic food sales are anticipated to increase an average of 18 percent each year from 2007 to 2010. (Source: 2007 OTA Manufacturer Survey) This representing approximately 2.8 percent of overall food and beverage sales in 2006, this continues to be a fast growing sector, growing 20.9 percent in 2006. (Source: 2007 OTA Manufacturer Survey)

According to the National Restaurant Association’s 2007 Restaurant Industry Forecast, chefs ranked organic food as third on a list of the top 20 items for 2007. Also, more than half of fine-dining operators who serve organic food anticipated these items would represent a larger portion of sales in 2007. In addition, casual- and family-dining operators expected organic items to represent a larger proportion of their sales in 2007. (Source: National Restaurant Association’s 2007 Restaurant Industry Forecast).

The Organic and Natural Foods Consumer

Research released in 2008 by The Natural Marketing Institute (“NMI”) reveals that consumers are increasingly incorporating organic into their lifestyles. Total household penetration across six product categories has risen from 57 percent in 2006 to 59 percent in 2007.  The research also showed that the number of core users has increased from 16 percent in 2006 to 18 percent in 2007. (Source: http://www.nmisolutions.com/, 2008)

According to findings published by The Hartman Group in 2008, over two-thirds (69 percent) of U.S. adult consumers buy organic products at least occasionally.  Furthermore, about 28 percent of organic consumers (about 19 percent of adults) are weekly organic users.  Organic categories that continue to be of high interest to consumers are dairy, fruit and vegetables, prepared foods, meats, breads and juices, according to the report. (Source: The Hartman Group, The Many Faces of Organic 2008, Summer 2008.)

Consumer interest in buying environmentally friendly products and organic food remains high among Northwest natural and organic product consumers despite tough economic times and rising food and energy prices. Recent market research by Mambo Sprouts Marketing released in 2008 showed that consumers in Washington and Oregon see buying ‘green’ as a priority. More than nine in ten consumers (92%) reported buying the same (54%) or more (38%) environmentally friendly products compared to six moths ago.

Consumers choose to buy organic for a wide variety of reasons.  Among the most commonly cited of these reasons are related to health and the environment. According to the “Hartman Report on Sustainability: Understanding the Consumer Perspective,” sustainability-minded customers:

•	are twice as likely to think it is important that they buy environmentally friendly products

•	are seven times as likely to perceive buying organically grown food whenever possible as important

•	are twice as likely to think that purchases have an impact on society. (Source: Laurie Demeritt, “Consumer Understanding of Sustainability,” in Organic Processing Magazine, May/June 2008.)

Primary reasons given for buying organic products by participants in The Hartman Group survey, Organic 2006: Consumer Attitudes & Behavior, Five Years Later & Into the Future:

•	To avoid products that rely on pesticides or other chemicals
•	To avoid products that rely on antibiotics or growth hormones
•	For nutritional needs
•	To support the environment
•	To avoid genetically modified products
•	Health reasons other than allergies
•	They taste better
•	To support sustainable agriculture.

(Source: The Hartman Group, Organic 2006: Consumer Attitudes & Behavior, Five Years Later & Into the Future.)

Research conducted by the Natural Marketing Institute (“NMI”) found that the top three reasons prompting consumers to begin using organic products are:

•	These products are better for them and their families
•	They promote overall health, and
•	They enable consumers to avoid additives, pesticides, and toxins.

Additional NMI studies found that twenty-eight percent of “general population consumers” indicate that they would like to purchase organic foods at restaurants. This number jumps to 76 percent among consumers that are most dedicated to organic. (Source: Maryellen Molyneaux “Consumer Pathways and Barriers to Usage for Organic Products,” in Organic Processing Magazine, Jan/Feb 2008.

Competition

As the Company develops its business plan to market open pastured organic and natural grass fed beef products, it will face competition from many other businesses who sell similar products.  The organic meat industry is intensely competitive with respect to price, location and food quality, and there are many well-established competitors with substantially greater financial and other resources than us.  The organic consumer market for meats is often impacted by changes in the taste and eating habits of the public, economic and political conditions affecting spending habits, population and traffic patterns. The principal bases of competition in the industry are the quality and price of the food products offered.

There is no assurance that the Company will be able to compete successfully against present or future competitors or that competitive pressures faced by the Company will not have a material adverse effect on the Company.

RISK FACTORS

1.  BILL THE BUTCHER HAS A LIMITED OPERATING HISTORY

Bill The Butcher has a limited operating history and must be considered to be a developmental stage company.  Prospective investors should be aware of the difficulties encountered by such new enterprises, as Bill The Butcher faces all of the risks inherent in any new business and especially with a developmental stage company.  These risks include, but are not limited to, competition, the absence of an operating history, the need for additional working capital, and the possible inability to adapt to various economic changes inherent in a market economy. The likelihood of success of Bill The Butcher must be considered in light of these problems, expenses that are frequently incurred in the operation of a new business and the competitive environment in which we will be operating.

2.  IT IS DIFFICULT TO EVALUATE THE LIKELIHOOD THAT BILL THE BUTCHER WILL ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE.

Bill The Butcher has prepared audited financial statements for the period ending December 31, 2009.  Bill The Butcher’s ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities.  The ability to achieve profitable operations is in direct correlation to its ability to generate revenues or raise sufficient financing.  It is important to note that even if the appropriate financing is received, there is no guarantee that Bill The Butcher will ever be able to operate profitably or derive any significant revenues from its operations.

3.  IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY AGAINST LARGER ORGANIC MEAT PURYEVORS WITH GREATER RESOURCES, OUR PROSPECTS FOR FUTURE SUCCESS WILL BE JEOPARDIZED.

Bill The Butcher faces intense competition from larger and more established competitors that may prevent the Company from ever becoming profitable under its current plan of operations.  Management expects the competition to intensify in the future as the market for ethically and organically raised meat products develops and matures. Pressures created by our competitors could negatively impact our business, results of operations and financial condition.

Many of Bill The Butcher’s potential retail competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical and other resources.  In addition, Bill The Butcher competitors may acquire or be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed competitors.  Therefore, some of the Company’s competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to product development.  Increased competition may result in reduced operating margins, loss of market share and diminished value in Bill the Butcher brands.  There can be no assurance that Bill the Butcher will be able to compete successfully against current and future competitors.

4.  POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

In order to implement the aggressive business plan, management recognizes that additional staff will be required.  No assurances can be given that Bill the Butcher will be able to find suitable employees that can support its needs or that these employees can be hired on favorable terms.  The current labor market is favorable for the Company, but we cannot predict our ability to hire and retain skilled labor as the economy improves, the labor market strengthens and competition increases labor costs.

5.  THE COMPANY WILL, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

The future issuance of common stock may result in substantial dilution in the percentage of the Company’s common stock held by our then existing shareholders.   The Company may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

6.  IF THE SUPPLY CHAIN TO WHICH BILL THE BUTCHER OBTAINS ITS PRODUCTS FAIL TO MEET REQUIREMENTS FOR QUALITY, QUANTITY AND TIMELINESS, THE COMPANY’S REVENUES AND REPUTATION IN THE MARKETPLACE COULD BE HARMED.

Bill The Butcher purchases its organic products from other suppliers.  Bill The Butcher currently depends on a small number of suppliers for its products. These suppliers supply the organic and ethically raised meat products sold by the Company.  If these suppliers were to terminate their arrangements with Bill The Butcher or fail to provide the required capacity and quality on a timely basis, Bill the Butcher would be unable to supply its customers with organic meat products.  If the Company would need to replace its suppliers there would be a time delay to qualify as new supplier, familiarize itself with the Company’s quality standards and other requirements employed by Bill The Butcher could be a costly and time-consuming process. Therefore, if the supply chain is broken, Bill The Butcher may be unable to establish alternative suppliers on acceptable terms.

Bill The Butcher’s reliance on organic meat suppliers involves certain risks, including the following:

•	lack of direct control over production capacity and delivery schedules; and,

•	lack of direct control over quality assurance, and production costs

Any interruption in Bill The Butcher’s ability to effect the distribution of its products could result in delays in shipment, lost sales, limited revenue growth and damage to the Company’s reputation in the market, all of which would adversely affect Bill The Butcher’s business.

7.  BILL THE BUTCHER MAY BE LIABLE FOR THE PRODUCTS SOLD.

There is no guarantee that the level of insurance coverage Bill The Butcher secures will be adequate to protect the Company from risks associated with claims that exceed the level of coverage maintained.  As a result of the Company’s limited operations to date, no threatened or actual claims have been made upon us for product liability.

8.  THE ORGANIC MEAT INDUSTRY IS SUBJECT TO PRICING PRESSURES THAT MAY CAUSE BILL THE BUTCHER TO REDUCE THE FUTURE GROSS MARGINS FOR ITS PRODUCTS.

To be competitive, Bill The Butcher might be required to adjust its prices in response to industry-wide pricing pressures.  Bill The Butcher’s competitors may possibly source from regions with lower costs than those of Bill The Butcher’s sourcing partners and those competitors may apply such additional cost savings to further reduce prices.

Moreover, increased customer demands for markdown allowances, incentives and other forms of economic support reduce the Company’s gross margins and affect the Company’s profitability.  Bill The Butcher’s financial performance may be negatively affected by these pricing pressures if the Company forced to reduce its prices without being able to correspondingly reduce its costs for finished goods or if the costs for finished goods increase and Bill the Butcher cannot increase its prices.

9.  THE LOSS OF ONE OR MORE OF BILL THE BUTCHER’S FUTURE SUPPLIERS OF FINISHED GOODS OR RAW MATERIALS MAY INTERRUPT ITS SUPPLIES.

We plan to purchase ethically raised and organic meats from a limited number of third-party suppliers.  The Company does not have any material or long-term contracts with any of its suppliers at this time.  Furthermore, the Company’s suppliers purchase their products (i.e., cattle feed) from a limited number of suppliers.  The loss of one or more of these vendors could interrupt the supply chain and impact the Company’s ability to deliver products to its customers, which would have a material adverse effect on Bill The Butcher net sales and profitability.

10.  INCREASES IN THE PRICE OF RAW MATERIALS USED TO PRODUCE BILL THE BUTCHER’S PRODUCTS COULD MATERIALLY INCREASE BILL THE BUTCHER’S COSTS AND DECREASE ITS PROFITABILITY.

The prices for organic food are dependent on the market price for the raw materials used to produce them.  There can be no assurance that prices for these and other raw materials will not increase in the near future.

These raw materials are subject to price volatility caused by weather, supply conditions, power outages, government regulations, economic climate and other unpredictable factors.  Any raw material price increase would increase Bill the Butcher’s cost of sales and decrease its profitability unless the Company is able to pass higher prices on to its customers.  In addition, if one or more of Bill the Butcher’s competitors is able to reduce its production costs by taking advantage of any reductions in raw material prices or favorable sourcing agreements, Bill the Butcher may face pricing pressures from those competitors and may be forced to reduce its prices or face a decline in net sales, either of which could have a material and adverse effect on its business, results of operations and financial condition.

11.  PENNY STOCK REGULATIONS MAY ADVERSELY EFFECT OUR SHARE PRICE AND ABILITY TO RESELL OUR SECURITIES IN THE MARKET

Penny Stock Regulations and Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules.  Our stock has had a trading price of less than $5.00 per share and will likely be quoted at less than $5.00 per share after the anticipated forward split and is not traded on any listed exchanges.  Therefore, the Company's stock is subject to the penny stock rules and investors may find it more difficult to purchase and/or sell their securities based on these limitations and regulations.

12.  BECAUSE BILL THE BUTCHER  HAS NEVER PAID DIVIDENDS ON ITS COMMON STOCK AND HAS NO PLANS TO DO SO, THE ONLY RETURN ON YOUR INVESTMENT WILL COME FROM ANY INCREASE IN THE VALUE OF THE COMMON STOCK.

Since beginning Bill The Butcher’s current business, the Company has not paid cash dividends on the common stock and does not intend to pay cash dividends in the foreseeable future.  Rather, the Company currently intends to retain future earnings, if any, to finance operations and expand the business.  Therefore, any return on your investment would come only from an increase in the value of the Company’s common stock.

Selected Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations

Certain statements in this Management's Discussion and Analysis of Financial Condition and Results of Operations which are not historical facts are forward-looking statements such as statements relating to future operating results, existing and expected competition, financing and refinancing sources and availability and plans for future development or expansion activities and capital expenditures.  Such forward-looking statements involve a number of risks and uncertainties that may significantly affect our liquidity and results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements.  Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, and general economic conditions.  The following discussion and analysis should be read in conjunction with the financial statements and notes thereto included elsewhere in this report.

W K Inc. (d.b.a. “Bill The Butcher”) Results of Operations – For the Period May 27, 2009 (inception) through December 31, 2009.

Bill The Butcher recognized $145,723 in revenues and experienced a net loss of $(9,968) for period May 27, 2009 (inception) through December 31, 2009.  Cost of good sold on revenues were $95,914 or approximately 65 percent.  Operating expenses for the same period were $59,139.   As of December 31, 2009, Bill The Butcher had cash and cash equivalents of $28,437 and current assets of $94,896 versus current liabilities of $107,437.

Description of Property

Bill The Butcher leases a single retail store located in Woodinville, Washington, operating under the "Bill the Butcher".  We are in the process of negotiating and entering into two additional leases for retail outlets in the Seattle, Washington metropolitan area, and intend to continue expansion through additional retail locations in the near future.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of the common stock of Reshoot & Edit on March 26, 2010 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officer and sole director.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate actual or beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of common stock that the stockholder has a right to acquire within 60 days after March 26, 2010 pursuant to options, warrants, conversion privileges or other right.  The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of Reshoot & Edit common stock.

We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

		AMOUNT AND
		NATURE OF
TITLE OF	NAME OF BENEFICIAL	BENEFICIAL	PERCENT OF
CLASS	OWNER AND POSITION	OWNERSHIP	CLASS(1)

Common	J'Amy Owens (2)	3,710,000	65%
	Chairman/President

DIRECTORS AND OFFICERS AS A GROUP
(1 person)		3,710,000	65%

(1)  Percent of Class based on 5,710,000 shares of common stock issued and  outstanding.
(2)  J'Amy Owens, 424 Queen Anne Ave. N., # 400, Seattle, WA 98109.

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position
J'Amy Owens	48	Chairman, President, & Secretary

Biography of J'Amy Owens President and Director

2009-Present
Bill the Butcher. Chief Executive Officer.  J’Amy Owens was integral in the development, design and launch of the first Bill the Butcher Shop in August, 2009.  She is responsible for directing all aspects of strategy, growth, and operations including branding, design, capitalization, finance, real estate and marketing.

2000-Present
J’Amy Owens Group.  CEO.  A comprehensive full service retail branding and management consultancy, which provides turnkey business incubation for consumer brand and retailers, with a specialization in startups and turnarounds.

2007-Present
Rollercoaster Cuts.  Co-founder, co-owner. A children’s multimedia haircutting, clothing and toy concept in one, in a partnership with Six Flags.  Owens was responsible for developing the business plan, concept and financial performance, as well as was instrumental in closing capital and then designing all aspects of the business and overseeing the development and opening of the first two stores in West Hartford, Connecticut and the King of Prussia Mall.

1986-2000
The Retail Group. Founded the Retail Group and grew it to a 65 person strategic retail planning company which was responsible for the development of over 400 consumer business and retail models while directing $500 million in annual spending.

1998-2000
Laptop Lane Ltd.  Co-Founder. A virtual on-site office centers within the terminals of major U.S. airports.   Sold business for $45.7 million after aggressively growing Laptop Lane to 13 locations in less than two years.

1997-1999
Ravenna Gardens.   Founder. Upscale gardening center catering to the gardens of urban dwellers.  Ms. Owens founded the chain with a partner and grew the chain regionally to eight stores, to an over $4 million dollar enterprise, before selling her interest to an outside investor.

Education

Punahou Preparatory Academy Graduate, 1979
Loyola Marymount, 1979 — 1980

Executive Compensation

As a result of our current limited available cash, no officer or director received compensation since May 27, 2009 (inception) through December 31, 2009. We intend to pay salaries when cash is available from operations or financing activities.

Summary Compensation Table

All
Other
		Period				Compen-
		Ending	Salary	Bonus	Awards	sation	Total
Name	Principal Position	Dec 31	($)	($)	($)	($)	($)

J'Amy Owens	Pres.	2009	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

No director receives any fee, salary or commission for service as a director.In addition, no such arrangement is contemplated for the foreseeable future.

Certain Relationships and Related Transactions

On October 7, 2009, J'Amy Owens acquired majority control of Reshoot & Edit through the purchase of 3,710,000 shares of the Company’s unregistered common stock.  She purchased control of the Company with plans to change the Company’s business plan through the eventual acquisition of W K Inc. a business which she co-founded with William Von Schneidau on May 27, 2009.  Ms. Owens was instrumental in the inception and development of the “Bill The Butcher” business plan but she has never been an officer, director or shareholder of W K Inc., which has been solely owned and operated by Mr. Von Schneidau since its establishment.  Since her purchase of the controlling interest in Reshoot & Edit in October 2009, J'Amy Owens has been working on preparing financials for the private company, W K Inc. in anticipation of the acquisition which is now being consummated.  As previously disclosed, Ms. Owens needed to have the W K Inc. financials prepared under Sarbanes-Oxley compliance before Reshoot & Edit could acquire the private company owned by Mr. Von Schneidau and implement the "Bill the Butcher" business plan under the new ownership of the public company.  The audited financials of W K Inc. have been prepared and through a related party transaction, Reshoot & Edit, purchased all of the ownership interest of W K Inc. from William Von Schneidau. Thus, Reshoot & Edit now owns W K Inc. as a wholly owned operating subsidiary and has implemented the “Bill The Butcher” business plan as the consolidated operations of the two entities.

Legal Proceedings

The Company is not currently a party to any legal proceedings. From time to time, the Company may be involved in legal proceedings and claims arising out of the ordinary course of business.

Item 5.03  Amendments to the Articles of Incorporation or By-law; Change in Fiscal year.

In connection with the acquisition of W K Inc. on March 26, 2010, our board of directors  discussed implementing a  change in the fiscal year of the Company from August 31st, to December 31st, after the Company establishes itself as a fully reporting Company.  In the meantime, the Board has decided to keep the fiscal year unchanged, ending August 31st.

Also, in connection with the acquisition and change of business plan, the Company intends to change its name to “Bill The Butcher” or such other name as determined by the Board of Directors and intends to undertake a forward split of its common stock at the ratio of 3.8 new (post-forward split) common shares for each currently issued and outstanding common share of stock.  The amendment to the Company’s articles of incorporation changing the corporate name and forward-splitting the common stock will be subject to shareholder approval and the requirements of Rule 14c of the Securities Exchange Act of 1934, as amended.  Shareholders entitled to notice will receive a Schedule 14C Information Statement within the legally required notice period under the Exchange Act.  The Company will file the Information Statement with the Commission, however, no date has been set for the amendment and no shareholder meeting or vote has occurred at the time of this filing on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

				Incorporated by reference
		Filed		Period		Filing
Exhibit	Exhibit Description	herewith	Form	ending	Exhibit	date
99.1	Financial Statements of W K Inc.		8-K	12/31/2010	99.1	3/29/2010

(b)  Pro Forma Financial Statements

				Incorporated by reference
		Filed		Period		Filing
Exhibit	Exhibit Description	herewith	Form	ending	Exhibit	date
99.2	Pro Forma of W K Inc. and Reshoot & Edit		8-K	12/31/2010	99.2	3/29/2010

(c)  Exhibits

				Incorporated by reference
		Filed		Period		Filing
Exhibit	Exhibit Description	herewith	Form	ending	Exhibit	date
2.1	Related Party Purchase Agreement between W K Inc. and Reshoot & Edit, dated March 26, 2010.		8-K	12/31/2010	2.1	3/29/2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reshoot & Edit
Registrant

By: /s/ J'Amy Owens
Name: J'Amy Owens
Title: Director/President

Dated:  April 9, 2010